Exhibit 99.1

B. Riley Principal Merger Corp. II Announces Stockholder Approval of Business Combination with Eos Energy Storage LLC

Business Combination Expected to Close November 16th, Subject to Satisfaction of Closing Conditions

New York, November, 12, 2020 /PRNewswire/ -- B. Riley Principal Merger Corp. II (NYSE: BMRG, BMRG WS, BMRG.U) (“BMRG” or the “Company”), a special purpose acquisition company sponsored by an affiliate of B. Riley Financial, Inc. (Nasdaq: RILY) (“B. Riley Financial”), today announced that its stockholders have voted in favor of the Company's proposed initial business combination (the "business combination") with Eos Energy Storage LLC ("Eos"), a leading manufacturer of safe, reliable, low-cost zinc battery storage systems.

The business combination is expected to close on November 16, 2020, subject to the satisfaction of all closing conditions. Upon the closing of the business combination, the Company will be renamed “Eos Energy Enterprises, Inc.” and the Company will delist its units, shares of common stock and warrants from the New York Stock Exchange. The post-business combination company’s common stock and warrants are expected to begin trading on November 17, 2020 on Nasdaq under ticker symbol “EOSE” and “EOSEW”, respectively.

“We thank our financial partners and stockholders for their support in this transaction” said Dan Shribman, Chief Executive Officer of BMRG and Chief Investment Officer of RILY. “We look forward to Eos’s continued growth during this exciting time in the energy storage market.”

About Eos Energy Storage LLC

At Eos, we are on a mission to accelerate clean energy by deploying stationary storage solutions that can help deliver the reliable and cost-competitive power that the market expects in a safe and environmentally sustainable way. Eos has been pursuing this opportunity since 2008 when it was founded. Eos has more than 10 years of experience in battery storage testing, development, deployment, and operation. The Eos Aurora® system integrates Eos’ aqueous, Znyth® technology to provide a safe, scalable, and sustainable alternative to lithium-ion. https://eosenergystorage.com

About B. Riley Principal Merger Corp. II

BMRG was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

Forward Looking Statements

Certain statements made in this press release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the inability of the Company to complete the contemplated business combination with Eos; the inability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, the amount of funds available in the Company’s trust account following any redemptions by the Company stockholders; the ability to meet Nasdaq’s listing standards following the consummation of the transactions contemplated by the proposed business combination; costs related to the proposed business combination; and those factors discussed in the definitive proxy statement filed by the Company in connection with the business combination under the heading “Risk Factors,” and other documents of the Company filed, or to be filed, with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

For Eos Energy Storage LLC:

Investors	Media
Ed Yuen	James McCucker
ir@eosenergystorage.com	media@eosenergystorage.com

For B. Riley:

Investors	Media
Brad Edwards	Scott Cianciulli
ir@brileyfin.com	press@brileyfin.com